Central Valley Community Bancorp Reports Earnings Results for the Nine Months and Third Quarter Ended September 30, 2009

FRESNO, CA -- (Marketwire - October 20, 2009) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $2,102,000, and diluted earnings per common share of $0.23 for the nine months ended September 30, 2009, compared to $3,834,000 and $0.61 per diluted common share for the nine months ended September 30, 2008. Earnings for the first three quarters of 2009 were negatively impacted by the overall weak economy, the provision for credit losses, and a significant increase in FDIC insurance assessments for all banks, partially offset by gains from sales and calls of investment securities.

As a result of the merger with Service 1st Bancorp (Service 1st) in November 2008, comparisons of performance for the periods September 30, 2008 and September 30, 2009 reported in this press release will reflect both operating performance changes for the Company and changes resulting from the merger. On November 12, 2008, the Company completed its acquisition of Service 1st with total assets of $224 million. In conjunction with this acquisition, the Company added full-service branches in Stockton, Lodi and Tracy, $192 million in deposits and $123 million in loans. In connection with the transaction, Service 1st Bank was merged with and into Central Valley Community Bank. Our results of operations include the operating results of the former Service 1st for the three month and nine month periods ended September 30, 2009.

Annualized return on average equity (ROE) for the nine months ended September 30, 2009 was 3.41%, compared to 9.36% for the same period in 2008. The decrease in this ratio reflects both a decrease in net income and an increase in capital from the Service 1st merger, the issuance of preferred stock, and an increase in retained earnings. Annualized return on average assets (ROA) was 0.37% for the first three quarters of 2009, compared to 1.01% for the same period in 2008. The ROA decrease is due to the reduction in net income and the increase in average assets.

During the nine months ended September 30, 2009, the Company recorded a provision for credit losses of $7,650,000, compared to $905,000 for the same period in 2008. The increase in 2009 is primarily a result of maintaining an adequate allowance for credit losses during the current economic downturn affecting borrowers in our market area as well as an increase in the level of outstanding loans. At September 30, 2009, the allowance for credit losses stood at $10,027,000, compared to $7,223,000 at September 30, 2008. The allowance for credit losses as a percentage of total loans was 2.09% at September 30, 2009, 1.49% at December 31, 2008, and 1.28% at September 30, 2008. During the nine months ended September 30, 2009, the Company recorded $4,846,000 in net loan charge offs, compared to $259,000 for the same period in 2008. The increase in 2009 loan charge offs was primarily due to ongoing challenges in the loan portfolio due to the economic environment in California's Central Valley.

Total non-performing assets were $15,002,000 as of September 30, 2009 consisting of $11,835,000 in non-accrual loans, $3,102,000 in OREO, and other assets of $65,000. Non-accrual loans were 2.46% of total loans at September 30, 2009. This compares to non-accrual loans of $15,750,000 or 3.25% of total loans at December 31, 2008, and $1,419,000 or 0.40% of total loans at September 30, 2008. The Company did not have any OREO at December 31, or September 30, 2008. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio when considered with the government guarantees, strong collateral positions, and the fair market value adjustments for the Service 1st loans recorded in connection with the merger.

The Company's annualized net interest margin (fully tax equivalent basis) was 5.39% for the nine months ended September 30, 2009, compared to 5.21% for the same period in 2008. Despite a 500 basis point reduction in interest rates by the Federal Reserve Bank since September 2007, our net interest margin increased due to our ability to lower our cost of interest bearing liabilities more than the decrease in the yield on our interest-earning assets. For the nine months ended September 30, 2009, the effective yield on total earning assets decreased 30 basis points to 6.43% compared to 6.73% for the same period in 2008, while the cost of total interest-bearing liabilities decreased 85 basis points to 1.37% compared to 2.22% for the same period in 2008. The effective yield on average investment securities improved to 6.66% for the nine months ended September 30, 2009 compared to 5.22% for the same period in 2008, while the effective yield on average loans decreased to 6.40% from 7.22% over the same periods. The cost of total deposits decreased 50 basis points to 0.99% for the nine months ended September 30, 2009 compared to 1.49% for the same period in 2008. Net interest income for the nine months ended September 30, 2009 was $25,887,000, compared to $17,598,000 for the same period in 2008, an increase of $8,289,000 or 47.1%. Net interest income increased as a result of these yield changes combined with increased levels of earning assets offset by the increased levels of interest bearing liabilities. The increases in average assets and liabilities were primarily from the Service 1st acquisition.

Total average assets for the nine months ended September 30, 2009 were $751,163,000, compared to $503,847,000 for the same period in 2008, an increase of $247,316,000 or 49.1%. Total average loans were $487,681,000 for the first three quarters of 2009, compared to $348,872,000 for the same period in 2008, representing an increase of $138,809,000 or 39.8%. Total average investments increased to $192,110,000 for the nine months ended September 30, 2009 from $111,462,000 for the same period in 2008, representing an increase of $80,648,000 or 72.4%. Total average deposits increased $218,708,000 or 53.2% to $629,915,000 for the nine months ended September 30, 2009, compared to $411,207,000 for the same period in 2008. Average interest-bearing deposits increased $193,039,000, or 67.9% and average non-interest bearing demand deposits increased $25,669,000 or 20.2% for the nine months ended September 30, 2009 compared to the same period in 2008. The Company's ratio of average non-interest bearing deposits to total deposits continued to be above industry averages at 24.2% for the nine months ended September 30, 2009. The increases in balance sheet averages during 2009 were driven primarily by the acquisition of Service 1st in November 2008.

Non-interest income for the nine months ended September 30, 2009 increased $853,000, or 21.9% to $4,747,000, compared to $3,894,000 for the same period in 2008, mainly due to a $592,000 increase in net realized gains on sales and calls of investment securities, a $105,000 increase in income from customer service charges, a $103,000 increase in appreciation of cash surrender value of bank owned life insurance, and a $90,000 increase in loan placement fees, partially offset by a decrease in Federal Home Loan Bank stock dividends of $81,000. The net realized gain on investment securities related to certain investment securities acquired from Service 1st, the value of which had been marked to market at the time of the Service 1st acquisition. Certain of those securities were subsequently called at par value or sold during the first half of 2009 which contributed to the gains.

Non-interest expense for the nine months ended September 30, 2009 increased $5,993,000, or 40.2% to $20,915,000 compared to $14,922,000 for the same period in 2008, primarily due to a $2,290,000 increase in salary and benefit expenses, a $843,000 increase in occupancy and equipment expenses, and a $2,793,000 increase in other expenses. The increases in non-interest expense in the nine months ended September 30, 2009 reflect the addition of employees and properties in connection with the acquisition of Service 1st , relocation of an office from an in-store branch to a stand alone facility, opening new office in Merced, and expected increases in salaries and benefits. In addition, the Company's FDIC insurance assessments increased significantly to $1,251,000 for the nine months ended September 30, 2009 compared to $168,000 for the same period in 2008. Included in the 2009 FDIC insurance assessment is a special assessment of $343,000 which was incurred in the second quarter of 2009.

On January 30, 2009, the Company entered into a Letter Agreement with the United States Department of the Treasury (U.S. Treasury) under the Capital Purchase Program, and issued and sold 7,000 shares of the Company's Series A Fixed Rate Cumulative Perpetual Preferred Stock (Preferred Stock) and a warrant to purchase 158,133 shares of the Company's common stock, no par value, for an aggregate purchase price of $7,000,000 in cash. The Company accrued preferred stock dividends to the U.S. Treasury and accretion of the warrants in the amount of $295,000 during the nine months ended September 30, 2009.

Quarter Ended September 30, 2009

For the quarter ended September 30, 2009, the Company reported unaudited consolidated net income of $379,000 and diluted earnings per common share of $0.03, compared to $1,214,000 and $0.19 per diluted share, for the same period in 2008, and $464,000 and $0.04 per diluted share, for the quarter ended June 30, 2009. The decrease in net income during the third quarter of 2009 is primarily due to an increase in the provision for credit losses and a significant increase in our FDIC insurance assessments.

Annualized return on average equity for the third quarter of 2009 was 1.86%, compared to 8.82% for the same period of 2008. This decrease is reflective of a decrease in net income and an increase in capital from the Service 1st acquisition, the issuance of the Preferred Stock, and retained earnings. Annualized return on average assets was 0.20% for the third quarter of 2009 compared to 0.93% for the same period in 2008. This decrease is due to the reduction in net income and the increase in average assets.

In comparing third quarter 2009 to third quarter 2008, average total loans increased $133,640,000, or 37.9%. During the third quarter of 2009, the Company recorded a $3,233,000 provision for credit losses, compared to $635,000 for the same period in 2008. The increase in 2009 is principally due to further deterioration in the asset quality of the loan portfolio and our assessment of the overall adequacy of the allowance for credit losses. During the third quarter of 2009, the Company recorded $1,798,000 in net loan charge offs compared to $178,000 for the same period in 2008. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.37% for the quarter ended September 30, 2009 compared to 0.05% for the quarter ended September 30, 2008.

Average total deposits for the third quarter of 2009 increased $210,847,000 or 50.2% to $630,943,000 compared to $420,096,000 for the same period of 2008.

The Company's net interest margin (fully tax equivalent basis) increased 24 basis points to 5.43% for the three months ended September 30, 2009, from 5.19% for the three months ended September 30, 2008. Net interest income, before provision for credit losses, increased $2,631,000 or 43.7% to $8,654,000 for the third quarter of 2009, compared to $6,023,000 for the same period in 2008. The increases in net interest margin and in net interest income are primarily due to an 77 basis point reduction in the cost of interest bearing liabilities to 1.21% for the quarter ended September 30, 2009 compared to 1.98% for the same period in 2008, while the yield on interest earning assets decreased 22 basis point to 6.36% compared to 6.58% for the quarters ended September 30, 2009 and 2008, respectively. Over the same periods, the cost of total deposits decreased 45 basis points to 0.86% compared to 1.31% in 2008.

Non-interest income increased $226,000 or 16.4% to $1,608,000 for the third quarter of 2009 compared to $1,382,000 for the same period in 2008, driven primarily by an increase in gains on sales and calls of investment securities, service charge income, appreciation in cash surrender value of bank owned life insurance, and loan placement fees. Non-interest expense increased $1,962,000, or 39.4% for the same periods mainly due to increases in salary and occupancy expenses related to the Service 1st acquisition, FDIC insurance assessments and other expenses.

"During the third quarter we felt it was prudent to significantly increase our provision for credit losses to accommodate write downs of some loans during the quarter, as well as building the reserve for future unforeseen credit losses in light of the current economy and the impact it may have on our borrowing customers during this economic cycle. While we remained profitable, these additions to the provision for credit losses and the higher FDIC premiums compared to the previous year due to assessment rate changes that affect all banks, and the significant increase in deposits, had significant impact on current quarter earnings," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank. "The company continues to increase its capital ratios and remains well capitalized, has seen an improvement by lower nonperforming loans, and continues to show a very strong net interest margin. The Company continues to focus on aggressively working to reduce the problem assets through various loss mitigation and loan work out efforts, while supporting our credit worthy customers and communities as we all work through this difficult economic cycle," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 16 offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Oakhurst, Prather, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                    CENTRAL VALLEY COMMUNITY BANCORP
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)

                                                September 30, December 31,
                                                ------------- -------------
(In thousands, except share amounts)                2009          2008
                                                ------------- -------------

ASSETS
Cash and due from banks                         $      18,601 $      18,061
Federal funds sold                                     33,922         1,457
                                                ------------- -------------
      Total cash and cash equivalents                  52,523        19,518
Available-for-sale investment securities
 (Amortized cost of $164,654 at September 30,
 2009 and $185,405 at December 31, 2008)              166,395       185,718
Held-to-maturity, at amortized cost                     3,430         7,040
Loans, less allowance for credit losses of
 $10,027 at September 30, 2009 and $7,223 at
 December 31, 2008                                    470,821       477,015
Bank premises and equipment, net                        6,518         6,900
Other real estate owned                                 3,102             -
Bank owned life insurance                              10,900        10,808
Federal Home Loan Bank stock                            3,140         3,140
Goodwill                                               23,773        23,773
Core deposit intangibles                                1,716         2,026
Accrued interest receivable and other assets           16,426        16,775
                                                ------------- -------------
               Total assets                     $     758,744 $     752,713
                                                ============= =============

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
    Non-interest bearing                        $     152,255 $     162,106
    Interest bearing                                  485,808       472,952
                                                ------------- -------------
       Total deposits                                 638,063       635,058
Short-term borrowings                                   5,000         6,368
Long-term debt                                         14,000        19,000
Junior subordinated deferrable interest
 debentures                                             5,155         5,155
Accrued interest payable and other liabilities         11,104        11,757
                                                ------------- -------------
       Total liabilities                              673,322       677,338
                                                ------------- -------------
Commitments and contingencies
Shareholders’ equity:
    Preferred stock, no par value, $1,000 per
     share liquidation preference; authorized -
     10,000,000 shares; issued and outstanding
     - 7,000 shares and none at September 30,
     2009 and December 31, 2008                         6,601             -
    Common stock, no par value; 80,000,000
     authorized; issued and outstanding -
     7,664,802 at September 30, 2009 and
     7,642,280 at December 31, 2008                    31,260        30,479
    Retained earnings                                  46,516        44,708
    Accumulated other comprehensive income, net
     of tax                                             1,045           188
                                                ------------- -------------
         Total shareholders’ equity                    85,422        75,375
                                                ------------- -------------
                  Total liabilities and
                   shareholders’ equity         $     758,744 $     752,713
                                                ============= =============

                     CENTRAL VALLEY COMMUNITY BANCORP
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

                                                      For the Nine Months
(In thousands, except share and per share amounts)    Ended September 30,
                                                      ---------------------
                                                        2009       2008
                                                      ---------  ----------
INTEREST INCOME:
    Interest and fees on loans                        $  22,715  $   18,851
    Interest on Federal funds sold                           29         206
    Interest and dividends on investment securities:
        Taxable                                           6,087       3,126
        Exempt from Federal income taxes                  2,292         681
                                                      ---------  ----------
             Total interest income                       31,123      22,864
                                                      ---------  ----------
INTEREST EXPENSE:
    Interest on deposits                                  4,650       4,580
    Interest on junior subordinated deferrable
     interest debentures                                    105           -
    Other                                                   481         686
                                                      ---------  ----------
           Total interest expense                         5,236       5,266
                                                      ---------  ----------
           Net interest income before provision for
            credit losses                                25,887      17,598
PROVISION FOR CREDIT LOSSES                               7,650         905
                                                      ---------  ----------
           Net interest income after provision for
            credit losses                                18,237      16,693
                                                      ---------  ----------
NON-INTEREST INCOME:
    Service charges                                       2,578       2,473
    Appreciation in cash surrender value of bank
     owned life insurance                                   291         188
    Loan placement fees                                     164          74
    Net realized gains on sales and calls of
     investment securities                                  748         156
    Federal Home Loan Bank stock dividends                    7          88
    Other income                                            959         915
                                                      ---------  ----------
            Total non-interest income                     4,747       3,894
                                                      ---------  ----------
NON-INTEREST EXPENSES:
    Salaries and employee benefits                       10,781       8,491
    Occupancy and equipment                               2,866       2,023
    Loss on sale of assets                                   67           -
    Other expenses                                        7,201       4,408
                                                      ---------  ----------
            Total non-interest expenses                  20,915      14,922
                                                      ---------  ----------
              Income before provision for income
               taxes                                      2,069       5,665
PROVISION FOR INCOME TAXES                                  (33)      1,831
                                                      ---------  ----------
              Net  income                                 2,102       3,834
                                                      ---------  ----------
Preferred stock dividends and accretion                    (295)          -
                                                      ---------  ----------
              Net income available to common
               shareholders                           $   1,807  $    3,834
                                                      =========  ==========

Basic earnings per common share                       $    0.24  $     0.64
                                                      =========  ==========
    Weighted average common shares used in basic
     computation                                      7,653,084   5,992,647
                                                      =========  ==========
Diluted earnings per common share                     $    0.23  $     0.61
                                                      =========  ==========
    Weighted average common shares used in diluted
     computation                                      7,771,048   6,270,591
                                                      =========  ==========
Cash dividends per share                              $       -  $     0.10
                                                      =========  ==========

                        CENTRAL VALLEY COMMUNITY BANCORP
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

For the three months  Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,
 ended                 2009       2009       2009       2008       2008
                     ---------  ---------- ---------- ---------- ----------
(In thousands,
 except share and
 per share amounts)
Net interest income  $   8,654  $    8,748 $    8,485 $    6,969 $    6,023
Provision for credit
 losses                  3,233       2,500      1,917        385        635
                     ---------  ---------- ---------- ---------- ----------
   Net interest
    income after
    provision for
    credit losses        5,421       6,248      6,568      6,584      5,388
Total non-interest
 income                  1,608       1,401      1,738      1,296      1,382
Total non-interest
 expense                 6,946       7,129      6,840      6,054      4,984
Provision for income
 taxes                    (296)         56        207        521        572
                     ---------  ---------- ---------- ---------- ----------
Net income           $     379  $      464 $    1,259 $    1,305 $    1,214
                     =========  ========== ========== ========== ==========
Net income available
 to common
 shareholders        $     268  $      329 $    1,210 $    1,305 $    1,214
                     =========  ========== ========== ========== ==========
Basic earnings per
 share               $    0.04  $     0.04 $     0.16 $     0.19 $     0.20
                     =========  ========== ========== ========== ==========
   Weighted average
    shares used in
    basic
    computation      7,664,802   7,651,918  7,642,280  6,866,081  6,009,706
                     =========  ========== ========== ========== ==========
Diluted earnings per
 share               $    0.03  $     0.04 $     0.16 $     0.19 $     0.19
                     =========  ========== ========== ========== ==========
   Weighted average
    shares used in
    diluted
    computation      7,781,789   7,760,014  7,770,449  7,046,583  6,255,652
                     =========  ========== ========== ========== ==========

                        CENTRAL VALLEY COMMUNITY BANCORP
                                 SELECTED RATIOS
                                   (Unaudited)

As of and for the three   Sep. 30,  Jun. 30,  Mar. 31,  Dec. 31,  Sep. 30,
 months ended               2009      2009      2009      2008      2008
                          --------  --------  --------  --------  --------
(Dollars in thousands)

Allowance for credit
 losses to total loans        2.09%     1.75%     1.57%     1.49%     1.28%
Nonperforming loans to
 total loans                  2.46%     2.95%     2.89%     3.25%     0.40%
Total nonperforming
 assets                   $ 15,002  $ 17,171  $ 16,636  $ 15,750  $  1,419
Net interest margin
 (calculated on a fully
 tax equivalent basis)(1)     5.43%     5.51%     5.23%     4.95%     5.19%
Return on average assets(2)   0.20%     0.25%     0.66%     0.80%     0.93%
Return on average equity(2)   1.86%     2.28%     6.13%     7.48%     8.82%

(1)  Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2)  Computed by annualizing quarterly net income.

                        CENTRAL VALLEY COMMUNITY BANCORP
                           AVERAGE BALANCES AND RATES
                                  (Unaudited)

                                For the Three Months  For the Nine Months
AVERAGE AMOUNTS                 Ended September 30,   Ended September 30,
                                --------------------  --------------------
(Dollars in thousands)            2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Federal funds sold              $  19,496  $  16,017  $  13,290  $  12,099
Interest bearing deposits in
 other banks                            5      4,674        795      1,661
Investments                       170,189    101,665    178,025     97,702
Loans (1)                         474,354    351,239    474,414    348,318
Federal Home Loan Bank stock        3,140      2,095      3,140      2,061
                                ---------  ---------  ---------  ---------
Earning assets                    667,184    475,690    669,664    461,841
Allowance for credit losses        (8,749)    (4,142)    (8,030)    (4,038)
Non-accrual loans                  11,907      1,382     13,267        554
Other non-earning assets           75,324     46,579     76,262     45,490
                                ---------  ---------  ---------  ---------
Total assets                    $ 745,666  $ 519,509  $ 751,163  $ 503,847
                                =========  =========  =========  =========

Interest bearing deposits       $ 480,802  $ 292,879  $ 477,213  $ 284,174
Other borrowings                   24,916     38,900     31,952     32,562
                                ---------  ---------  ---------  ---------
Total interest-bearing
 liabilities                      505,718    331,779    509,165    316,736
Non-interest bearing demand
 deposits                         150,141    127,217    152,702    127,033
Non-interest bearing
 liabilities                        6,637      5,453      7,026      5,458
                                ---------  ---------  ---------  ---------
Total liabilities                 662,496    464,449    668,893    449,227
                                ---------  ---------  ---------  ---------
Total equity                       83,170     55,060     82,270     54,620
                                ---------  ---------  ---------  ---------
Total liabilities and equity    $ 745,666  $ 519,509  $ 751,163  $ 503,847
                                =========  =========  =========  =========

AVERAGE RATES

Federal funds sold                   0.31%      1.91%      0.29%      2.27%
Investments                          6.88%      5.95%      7.16%      5.62%
Loans                                6.41%      6.96%      6.40%      7.22%
Earning assets                       6.36%      6.58%      6.43%      6.73%
Interest bearing deposits            1.13%      1.88%      1.30%      2.15%
Other borrowings                     2.85%      2.70%      2.45%      2.81%
Total interest-bearing
 liabilities                         1.21%      1.98%      1.37%      2.22%
Net interest margin (calculated
  on a fully tax equivalent
  basis)                             5.43%      5.19%      5.39%      5.21%
                                ---------  ---------  ---------  ---------

(1)  Average loans do not include non-accrual loans.

Contact:
Debbie Nalchajian-Cohen
559-222-1322